UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

Alphatec Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2051 Palomar Airport Road

Carlsbad, CA 92011

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 10, 2008, the issuer’s wholly owned subsidiary, Alphatec Spine, Inc. (“Alphatec Spine”) and Stout Medical Group LP (“Stout”) entered into a License Agreement (the “License Agreement”) that provides Alphatec Spine with a worldwide license to develop and commercialize Stout’s proprietary intellectual property related to an expandable interbody/vertebral body replacement device (the “Expandable VBR Technology”). The Expandable VBR Technology consists of an expandable metallic device that is designed to be implanted into the disc space and then expanded during spine surgery. The in vivo expansion of the device is designed to permit optimal fit and deformity correction by allowing the surgeon to expand the device to precisely fit the patient’s anatomy.

The financial terms of the License Agreement include: (1) a cash payment payable following the execution of the License Agreement; (2) the issuance of shares of the issuer’s common stock following the execution of the License Agreement; (3) development and sales milestone payments in cash and the issuer’s common stock that could begin to be achieved and paid in 2008; and (4) a royalty payment based on net sales of licensed products with minimum annual royalties beginning in 2009.

The term of the License Agreement is 20 years after the first commercial sale of a licensed product. Alphatec Spine has the right to terminate the License Agreement for convenience upon 90 days prior written notice to Stout. Each party has the right to terminate the License Agreement for material uncured breach by the other party.

On March 10, 2008 the parties to the License Agreement entered into a Consulting Development Agreement (the “Consulting Agreement”) related to Stout’s development of certain technology to be used in conjunction with the Expandable VBR Technology.

The financial terms of the Consulting Agreement include: (1) a cash payment payable following the execution of the Consulting Agreement; (2) the issuance of $500,000 in restricted shares of the issuer’s common stock, with such shares only vesting to Stout if certain development milestones are achieved; and (3) a royalty payment based on net sales of products for which a royalty is not due pursuant to the License Agreement. In the event that Stout is unable to achieve certain development milestones Stout must repay the cash payment described above to Alphatec Spine, together with interest.

A copy of the License Agreement and the Consulting Agreement referenced in this Item 1.01 will be filed with the issuer’s Quarterly Report on Form 10-Q for the quarter year ending March 31, 2008 and the foregoing descriptions are subject in all respects to the actual terms of the Consulting Agreement.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the License Agreement, both following the execution of the License Agreement and upon the achievement of certain development milestones the issuer will be obligated to issue an aggregate of up to $1,250,000 of the issuer’s common stock (the “License Agreement Common Stock”). The development milestones could begin to be achieved in 2008. The number of shares to be issued will be based on the average of the closing price of the issuer’s common stock on the Nasdaq market for the 15 trading days prior to the date of the issuance. If the issuer is not listed on the Nasdaq market or a similar national exchange on the date of such issuance, Alphatec Spine shall be obligated to issue an equal amount of cash in lieu of such issuance of Common Stock. The obligation to issue the License Agreement Common Stock pursuant to the License Agreement was made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor was provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor was advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions. The License Agreement contains a provision that limits the number of shares that may be issued pursuant to the License Agreement to less than 19.99% of the issuer’s issued and outstanding common stock. Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Pursuant to the Consulting Agreement the issuer is obligated to issue $500,000 of restricted issuer common stock (the “Consulting Agreement Common Stock”) following the execution of the Consulting Agreement. The issuer has a lapsing right to repurchase such Consulting Agreement Common Stock for an aggregate purchase price of $10.00 in the event that Stout is not able to achieve certain development milestones. The number of shares to be issued will be based on the average of the closing price of the issuer’s common stock on the Nasdaq market for the 15 trading days prior to the date of the issuance. The obligation to issue the Consulting Agreement Common Stock pursuant to the Consulting Agreement was made pursuant to the exemption from registration provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, in that (a) the investor is reasonably believed to have such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment, (b) the investor was provided with required information and an opportunity to obtain additional information a reasonable period of time prior to the transaction, (c) the investor was advised of the limitations on resale of the Common Stock, (d) the investor represented its intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof, and (e) appropriate legends were affixed to the instruments issued in the transactions. The Consulting Agreement contains a provision that limits the number of shares that may be issued pursuant to the Consulting Agreement to less than 19.99% of the issuers issued and outstanding common stock. Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alphatec Holdings, Inc.

By:	/s/ Ebun S. Garner, Esq.
	Name:	Ebun S. Garner, Esq.
	Title:	General Counsel and Vice President

Date: March 14, 2008

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